UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2007

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

229 West 43rd Street, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  Termination of a Material Definitive Agreement.

On April 30, 2007, The New York Times Company (the “Company”) purchased a printing facility it leases in Edison, N.J., from Z Edison Limited Partnership and, simultaneously, sold the Edison facility and two adjacent properties to KIF Property Trust. In connection with the purchase and sale, the Company terminated its lease agreement, dated as of April 8, 1987, and amended May 14, 1997, and June 30, 1998, with Z Edison Limited Partnership for the Edison facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: April 30, 2007	By:	/s/ Rhonda L. Brauer
Rhonda L. Brauer
Secretary and
Corporate Governance Officer